Exhibit 10.6.5
CONFIDENTIAL TREATMENT REQUESTED
The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
AMENDMENT NUMBER 3 TO THE BUSINESS PROCESS OUTSOURCING
SERVICES AGREEMENT
This is an Amendment Number 3 entered on 1st day of June 2009 (“Effective Date”) to the Business Process Outsourcing Services Agreement entered on 5th day of March 2008, SOW & subsequent Amendments (“Agreement”) by and between IBM Daksh Business Process Services Private Limited (IBM) and Make My Trip Private Limited (MMTL).
IBM and MMTL shall hereinafter be collectively referred to as “Parties” and individually as a Party”.
BACKGROUND
WHEREAS
1.	IBM and MMTL are Parties to the Agreement dated as of 5th day of March 2008 and subsequent SOW; and
2.	The Parties desire to amend the Agreement and SOW’s to make the changes provided for herein.
NOW THEREFORE, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO as follows:
1.0	AMENDMENT
1.1	The Parties agree that the Sections/Annexure amended herein shall supersede the relevant Sections/Annexure stated in the Agreement and SOW henceforth govern. Provided, that the terms and conditions of the Agreement and SOW which has not been amended herein, shall govern otherwise.

2.0	CONFIRMATION
2.1	The Parties hereby confirm that all other terms and conditions of the Agreement and SOW not amended herein, shall remain in full force and effect.
3.0	AMENDMENT TO AGREEMENT
3.1	The definition of the ‘Service Recipients’ stated in Section 1 (Definition) in page 4 of the Agreement stands amended as follows:-
‘Service Recipients’:- Service Recipients shall mean and include the entities receiving Services at MMTL request and listed in a Transaction Document. Service Recipient shall also mean solely ‘Make My Trip.Com Inc’ as a new entity, having its Office at 60 E42nd Street, RM 411, New York NY-1011650411.
3.2	The SOW entered between the Parties dated as of 5th day of March 2008 and subsequent/related amendments to the SOW stands further amended with the inclusion/addition of SOW and subsequent/related amendments to SOW entered between IBM Daksh Business Process Services Private Limited and Make My Trip.com Inc dated 5th day of March 2008 pursuant to the termination of the Business Process Outsourcing Services Agreement entered between IBM Daksh Business Process Services Private Limited and Make My Trip.com Inc dated 1st day of June 2009 on mutually agreed terms and conditions.
3.3	Delete the following language from Section 6 (KPI / SLA and Rewards / Penalty Grid) of the second Amendment between IBM and Make My Trip.com Inc signed on the 28th day of July, 2009 :
“Once Parties agree to the new Targets for US Sales process, Rewards / Penalty shall apply as per Appendix II. In case the Parties are not able to reach agreement on the Targets for Sales processes within the said time period, no Rewards / Penalty shall apply from September 1, 2009 on the India Sales Process till such time the Parties agree on new Targets.”
Replace the above with following :

“Once Parties agree to the new Targets for US Sales process, Rewards / Penalty shall apply as per Appendix II. In case the Parties are not able to reach agreement on the Targets for Sales processes within the said time period, no Rewards / Penalty shall apply from September 1, 2009 on the US Sales Process till such time the Parties agree on new Targets.”
3.4	Delete the following language from Section 6 (KPI / SLA and Rewards / Penalty Grid) of the second Amendment between IBM and MMTL signed on the 28th day of July, 2009 :
“Targets for the KPI’s for the India Sales processes shall be discussed between the Parties and revised, if required based on mutual agreement, every calendar quarter. Such discussion shall commence 30 days prior to the start of the quarter, for which targets are to be discussed. In all good faith, if the Parties are unable to agree to change in targets, targets for the previous quarter shall apply.”
Replace the above with following :

“Targets for the KPI’s for all the processes shall be discussed between the Parties and revised, if required based on mutual agreement, every calendar quarter. Such discussion shall commence 30 days prior to the start of the quarter, for which targets are to be discussed. In all good faith, if the Parties are unable to agree to change in targets, targets for the previous quarter shall apply.”
3.5	Under Schedule 1 to Appendix I of the second Amendment between IBM and Make My Trip.com Inc signed on the 28th day of July, 2009 [KPI Metrics — USA Sales (Sales)], for the purpose of rewards / penalty, targets for only GPM % and Conversion % shall apply. Rest all KPI’s stand cancelled.
3.6	Delete Section 1 of Appendix I of the second Amendment between IBM and Make My Trip.com Inc signed on the 28th day of July, 2009 and replace as follows :

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REDACTED	CONFIDENTIAL TREATMENT REQUESTED
The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
1.	Service level grid will be the basis for all Reward & Penalty calculation and would be limited to XXXXX of overall billing for the Post Sales US, US Ticketing & Ex India Ticketing LoB’s and would be calculated on a monthly basis.
3.7	Under Schedule 1 to Appendix I of the second Amendment between IBM and MMTL signed on the 28th day of July, 2009 [KPI Metrics — Sales Ex India (Sales)], for the purpose of rewards / penalty, targets for only GPM % and Conversion % shall apply. Rest all KPI’s stand cancelled.
3.8	Delete Section 1 of Appendix I of the second Amendment between IBM and MMTL signed on the 28th day of July, 2009 and replace as follows :
1.	Service level grid will be the basis for all Reward & Penalty calculation and would be limited to XXXXX of overall billing for the Post Sales India and India Ticketing LoB’s and would be calculated on a monthly basis.
4.0	This amendment signed between the parties reflects the complete understanding and agreement between the parties.
IN WITNESS WHEREOF, the Parties hereto have respectively caused this Amendment to be executed by their duly authorized officers as of the date above mentioned.

SIGNED by, for and on behalf of IBM Daksh Business Process Services Private Limited	SIGNED by, for and on behalf of Make My Trip India Private Limited

/s/ Chandrasekar Thyagarajan Authorized Signatory	/s/ Vikas Bhasin Authorized Signatory
Name: Chandrasekar Thyagarajan	Name: Vikas Bhasin
Title: Director, Finance	Title: Financial Controller
Date : 4th November 2009	Date : 4th November 2009

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